Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-146720 and Registration Statements S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-01461, 333-86530, 333-38178, 333-38184, 333-140819, 333-118693, 333-86534 and 333-50516 of Newmont Mining Corporation of our report dated February 20, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver Colorado

February 21, 2008